UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2007

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 4, 2007, GMX Resources Inc. (the “Company”) made available on its website at www.gmxresources.com and distributed to certain investors a presentation (“Presentation”) dated March 30, 2007, providing certain information about the Company. The Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is included as Exhibit 99.1 to this report.

On April 4, 2007, the Company issued a press release announcing a raise in its guidance for first quarter production, issuance of new guidance for the second quarter production, disclosing a first quarter operational update, and announcing its presentation at the Howard Weil, Inc.’s 35th Annual Energy Conference. A copy of the press release is filed as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index for exhibits filed as a part of this report:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy
Ken L. Kenworthy, Chief Financial Officer

Date: April 4, 2007

INDEX TO EXHIBITS

99.1	Company Presentation dated April 4, 2007.

99.2	Press Release dated April 4, 2007.